UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

May 24, 2023
Date of Report (Date of earliest event reported)

Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 300
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 204-1000
(Registrant's telephone number, include area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Upstart Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 24, 2023. The Company’s stockholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 11, 2023:

Proposal One - Election of Class III Directors. The following nominees were each elected to serve as Class III directors on the Company’s board of directors, each to serve until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified, by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kerry W. Cooper	17,759,933	683,581	25,576,476
Mary Hentges	17,736,771	706,743	25,576,476
Ciaran O’Kelly	16,082,433	2,361,081	25,576,476

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2023, was approved by the following vote:

Votes For	Votes Against	Abstentions
43,281,584	586,720	151,686

Proposal Three - Advisory Vote on the Compensation of Named Executive Officers. A proposal to approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
14,445,985	3,844,852	152,677	25,576,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: May 26, 2023	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer and Corporate Secretary